                                                            Exhibit 10.1

                         CONSULTING AGREEMENT
                         ---------------------


     THIS AGREEMENT is entered into as of December 1, 1995, by and between Mallinckrodt Group Inc., a New York corporation (the "Company") and HERVE M. PINET ("Pinet").

                            WITNESSETH:


     WHEREAS, Pinet has special knowledge and ability with respect to international markets and financial transactions; and

     WHEREAS, the Company has determined that it would be beneficial to use the consulting services of Pinet to develop international business relationships and provide expertise in other international business matters; and

     WHEREAS, the Company wishes to clarify the capacity in which Pinet will provide such services to the Company;

     NOW, THEREFORE, it is mutually agreed as follows:

     1.   Consultancy.
          ------------
          Pinet will be retained as a consultant of the Company for the period December 1, 1995 through November 30, 1996.

     2.   Consulting Services.
          --------------------
          As a consultant, Pinet will (i) assist the Company in forming strategic business relationships in Asia and Europe, (ii) advise the Company with respect to global economic trends with a particular focus on international banking transactions and, (iii) provide such other assistance with international matters and the Company's search for new directors as may be directed from time to time by the Chairman, President and Chief Executive Officer, C. Ray Holman.

     3.   Consulting Fee.
          ---------------
          The Company will pay Pinet for his consulting services and covenant not to compete, a monthly fee of Ten Thousand Dollars ($10,000.00) payable on the last day of each month. No other fees or commissions will be paid to Pinet arising out of his consulting services under this Agreement. This Agreement, however, will not preclude the payment of fees for services rendered by Pinet as a member of the Company's Board of Directors.

     4.   Confidentiality of Company Information.
          ---------------------------------------
          Pinet agrees to maintain in strict confidence any nonpublic information concerning the Company and its subsidiaries that he knows or acquires in the course of rendering consulting services under this Agreement, or any prior Agreements between the Company and Pinet under which Pinet has provided consulting services.


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AGREEMENT/Pinet
Page 2

     5.   Non-Compete.
          ------------
          In consideration of the fee provided in paragraph 3 above, Pinet agrees that he will not, during the term of this Agreement and for a period of one year thereafter, be employed by or otherwise render any services for any person or concern which is or which he knows has the intention of becoming a direct competitor of any primary or developing product lines within the primary or developing market areas of any business of the Company or any wholly-owned subsidiary as it now exists or may exist at the expiration of this Agreement (and any extensions thereof) without the prior written consent of the Company, which consent will not be unreasonably withheld.

     6.   Expenses.
          ---------
          The Company will pay or reimburse Pinet, as the case may be, for all expenses reasonably incurred by Pinet in rendering consulting services which have been approved by C. Ray Holman, the Chairman, President and Chief Executive Officer of the Company, and for which a statement of itemized expenses with substantiating documentation has been provided.

     7.   Termination.
          ------------
          The Company's obligations to Pinet and Pinet's obligations to the Company as a consultant hereunder will terminate prior to November 30, 1996, only in the event of Pinet's death or disability, or if the Company determines that Pinet is in material default of his obligations under this Agreement, or is guilty of wilful misconduct or gross negligence in the performance thereof. For purposes of this paragraph, disability means a physical or mental disability which the Company's Chief Executive Officer has determined, acting with the advice of a competent medical doctor, renders or has rendered Pinet unable to perform consulting services hereunder for a consecutive period of one (1) month or more. No such determination will be made without at least ten (10) day's prior written notice to Pinet, or his spouse, or his personal representative, and such determination will not become effective to terminate the Company's obligations to Pinet as consultant hereunder until the last day of the month in which such notice is given.

     8.   Independent Contractor Status.
          ------------------------------
          Pinet will be regarded as an independent contractor in all matters pertaining to services performed hereunder, and Pinet will not have the authority to assume, create, or incur any liability or any obligation of any kind, either express or implied, against or on behalf of the Company.

     9.   Severability.
          -------------
          This Agreement is divisible and separable so that if any provisions are held to be invalid, such holding will not impair the remaining provisions hereof. If any provision is held to be too broad to be enforced, such provision will be construed to create only an obligation to the full extent allowable by law.

     10.  Counterparts.
          -------------
          This Agreement may be executed in two or more counterparts, each of which need not contain the signatures of more than one party, but such counterparts taken together will constitute one and the same Agreement.

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AGREEMENT/Pinet
Page 3

     11.  Miscellaneous.
          --------------
          The foregoing constitutes the entire Agreement between the parties and can be amended only by written agreement signed by both parties.
Further, this Agreement will not be assignable or transferable, in whole or in part. Any payment required to be made by the Company pursuant to this Agreement to a person who is under a legal disability may be made by the Company to or for the benefit of such person in such of the following ways as the Company may determine: (a) directly to such person, (b) to the legal representative of such person, (c) to some near relative of such person, to be used for the latter's benefit, or (d) directly in payment of expenses in support, maintenance or education of such person. The Company will not be required to see to the application by any third party of any payments made pursuant hereto. All questions in respect of this Agreement, including those pertaining to its validity, interpretation and performance, shall be determined by the laws of the State of Missouri.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and Pinet has set his hand and seal as of the date first above-written.


               Mallinckrodt Group Inc.


               By       C. RAY HOLMAN
                 ---------------------------------------------------
                        C. Ray Holman
                 Its Chairman, President and Chief Executive Officer


ACCEPTED:


By       HERVE PINET
-------------------------------
         Herve Pinet

Date  December 1, 1995